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Exhibit 99.1

CAUTIONARY STATEMENT RELATIVE TO FORWARD-LOOKING STATEMENTS

        Certain written and oral statements made by our Company and subsidiaries or with the approval of an authorized executive officer of our Company may constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995, including statements made in this report and other filings with the Securities and Exchange Commission. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to volume growth, share of sales and earnings per share growth and statements expressing general optimism about future operating results—are forward-looking statements. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. As and when made, management believes that these forward-looking statements are reasonable. However, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        The following are some of the factors that could cause our Company's actual results to differ materially from the expected results described in or underlying our Company's forward-looking statements:

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  Economic and political conditions, especially in international markets, including civil unrest, product boycotts, governmental changes and restrictions on the ability to transfer capital across borders. Without limiting the preceding sentence, the current unstable economic and political conditions and civil unrest in the Middle East, North Korea or elsewhere, the unstable situation in Iraq, or the continuation or escalation of terrorism, could have adverse impacts on our Company's business results or financial condition.

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  Changes in the nonalcoholic beverages business environment. These include, without limitation, changes in consumer preferences, including changes based on health and nutrition considerations; competitive product and pricing pressures; and our ability to gain or maintain share of sales in the global market as a result of actions by competitors. Factors such as these could impact our earnings, share of sales and volume growth.

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  Foreign currency rate fluctuations, interest rate fluctuations and other capital market conditions. Most of our exposures to capital markets, including foreign currency and interest rates, are managed on a consolidated basis, which allows us to net certain exposures and, thus, take advantage of any natural offsets. We use derivative financial instruments to reduce our net exposure to financial risks. There can be no assurance, however, that our financial risk management program will be successful in reducing capital market exposures.

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  Adverse weather conditions, which could reduce demand for Company products.

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  The effectiveness of our advertising, marketing and promotional programs.

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  Fluctuations in the cost and availability of raw materials, the cost of energy, transportation and other necessary services; our ability to maintain favorable supplier arrangements and relationships; and our ability to avoid disruptions in production output caused by events such as natural disasters, power outages, labor strikes or the like.

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  Our ability to achieve earnings forecasts, which are generated based on projected volumes and sales of many product types, some of which are more profitable than others. There can be no assurance that we will achieve the projected level or mix of product sales.

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  Our ability to effectively align ourselves with our bottling system as we focus on increasing the investment in our brands; seeking efficiencies throughout the supply chain; delivering more value for our customers; and better meeting the needs of our consumers.

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  Changes in laws and regulations, including changes in accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax law interpretations), laws concerning food and beverages, competition laws, employment laws and environmental laws in domestic or foreign jurisdictions.

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  Our ability to penetrate developing and emerging markets, which also depends on economic and political conditions, and how well we are able to acquire or form strategic business alliances with local bottlers and make necessary infrastructure enhancements to production facilities, distribution networks, sales equipment and technology. Moreover, the supply of products in developing markets must match the customers' demand for those products, and due to product price and cultural differences, there can be no assurance of product acceptance in any particular market.

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  The uncertainties of litigation, as well as other risks and uncertainties detailed from time to time in our Company's Securities and Exchange Commission filings.

        The foregoing list of important factors is not exclusive.

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  Exhibit 99.1
CAUTIONARY STATEMENT RELATIVE TO FORWARD-LOOKING STATEMENTS